                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ x ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 FIBERCHEM, INC.
                (Name of Registrant as Specified In Its Charter)

                                      None
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials:

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:
---------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

FCI                                    FiberChem, Inc. A Delaware Corporation
                               1181 Grier Drive, Suite B, Las Vegas, NV 89119
                                                               (702) 361-9873

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 AUGUST 10, 1998

To the Stockholders of FiberChem, Inc.:

          You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of FiberChem, Inc., which will be held at the Company's offices, 1181 Grier Drive, Suite B, Las Vegas, Nevada at 10:00 a.m., Pacific time, on August 10, 1998, to consider and act upon the following matters:

          (1) To elect two Class C members to the Board of Directors to hold office for a three-year term and until their successors are duly elected and qualified. The persons nominated by the Board of Directors (Messrs. Gerald T. Owens and Byron A. Denenberg) are described in the accompanying Proxy Statement.

          (2) To renew authorization to effect a reverse stock split of the Company's Common Stock.

          (3) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, $.0001 par value ("Common Stock"), by one hundred (100) million shares of common stock.

          (4) To ratify the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors for the fiscal year ending September 30, 1998.

          (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 30, 1998, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

Dated: July __, 1998
                                       BY ORDER OF THE BOARD OF DIRECTORS,


                                       MELVIN W. PELLEY, SECRETARY

FIBERCHEM, INC.
                            1181 GRIER DRIVE, SUITE B
                             LAS VEGAS, NEVADA 89119
                                 (702) 361-9873

                            -------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 10, 1998

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of FiberChem, Inc., a Delaware corporation (the "Company"), for use at the Fiscal 1997 Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the Company's offices, 1181 Grier Drive, Suite B, Las Vegas, Nevada at 10:00 a.m., Pacific time, on August 10, 1998, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement.

     All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. The affirmative vote by holders of a majority of the Common Stock and Preferred Stock voting together represented at the Annual Meeting is required for the election of Directors, for the approval of the proposal to authorize a reverse stock split of the Company's Common Stock, for amending the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, $.0001 par value ("Common Stock"), by one hundred (100) million shares of common stock and for ratifying the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors. Directors and Officers of the Company beneficially own approximately 11.5% of the outstanding Voting Securities. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees for Directors as set forth herein, FOR the ratification of the authorization of the reverse stock split, FOR the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, and FOR the ratification of the appointment of the Company's auditors for the fiscal year ending September 30, 1998. Shares represented by proxies which are marked "abstain" for Proposals 2, 3, and 4 on the proxy card and proxies which are marked to deny discretionary authority on all other matters will not be included in the vote totals, and therefore will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

     A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose genuine to the meeting, at the executive offices of the Company, 1181 Grier Drive, Suite B, Las

Vegas, Nevada 89119, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the Proxy, the 1997 Annual Report to Stockholders, and the Quarterly Report on Form 10-QSB for March 31, 1998 are expected to be mailed commencing on or about July __, 1998 to stockholders of record on June 30, 1998.

                                VOTING SECURITIES

     June 30, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of that date, the Company had outstanding 26,014,707 shares of Common Stock, $.0001 par value, and 218,998 shares of Preferred Stock, or an aggregate of 28,204,687 voting securities (the "Voting Securities") outstanding. Holders of Preferred Stock have ten votes per share of Preferred Stock held and Common Stockholders have one vote per share of Common Stock held, upon all matters to be considered at the Annual Meeting. Holders of Preferred Stock vote together with the holders of Common Stock as one class on all matters submitted to a vote of stockholders, except where a class vote of Preferred Stockholders may be required by law.

     The following table sets forth certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of Common Stock, $.0001 par value, of the Company by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each nominee and Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all Officers and Directors as a group:


  Name and Address             Amount and Nature of            Percentage
of  Beneficial Owner         Beneficial Ownership (1)         of Class (2)
--------------------         ------------------------         ------------
Walter Haemmerli                   3,749,844(5)                  13.2%
Manport AG
Basteiplatz 3, CH 8001
Zurich, Switzerland

Gerald T. Owens                      226,823(6)                      (4)
147 Paddington Way
San Antonio, TX 78209

Irwin J. Gruverman                   300,470(7)                   1.2%
30 Ossipee Road
Newton, MA  02164

Byron A. Denenberg                   190,000(8)                      (4)
RCT Systems, Inc.
327 Messner Drive
Wheeling, IL 60090

Geoffrey F. Hewitt (3)               576,429(9)                   2.2%


                                      -2-



  Name and Address             Amount and Nature of            Percentage
of  Beneficial Owner         Beneficial Ownership (1)         of Class (2)
--------------------         ------------------------         ------------
Melvin W. Pelley (3)                 293,863(10)                  1.2%

Thomas A. Collins (3)                175,000(11)                     (4)

All Directors and Officers as      5,512,429                     18.3%
a Group (7 persons)


-------------------
(1) Unless otherwise noted, the Company believes that all persons named in the table have sole investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or upon the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options or warrants or shares of Convertible Preferred Stock that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date hereof have been exercised or converted.
(2)  Based on 26,014,707 shares issued and outstanding as of June 18, 1998.
(3) The address of this person is c/o FCI Environmental, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.
(4)  Represents less than one percent ownership.
(5) Includes 32,000 Class D Common Stock Purchase Warrants, 3,586 shares of Convertible Preferred Stock convertible into 35,860 shares of Common Stock, and an aggregate of 29,000 shares of Common Stock issuable upon exercise of a like number of options. Also includes 704,000 shares of Common Stock, 863,800 Class D Common Stock Purchase Warrants, and 165,286 shares of Convertible Preferred Stock convertible into 1,652,860 shares of Common Stock, all held by Privatbank Vermag A.G., Chur, Switzerland, as custodian for certain customers, of which company Mr. Haemmerli is Vice-Chairman. Also includes $150,000 of Senior Convertible 8% notes convertible into 367,824 shares of Common Stock held by Manport AG, of which company Mr. Haemmerli is Chief Executive Officer.
(6) Includes 39,965 Class D Common Stock Purchase Warrants and an aggregate of 82,000 shares of Common Stock issuable upon exercise of a like number of options.
(7) Includes 66,880 shares of Common Stock issuable upon exercise of a like number of options. Also includes 67,500 shares of Common Stock held by G&G Diagnostics, L.P. I, 48,200 shares of Common Stock held by G&G Diagnostics, L.P. II, and 8,161 shares of Convertible Preferred Stock convertible into 81,610 shares of Common Stock held by G&G Diagnostics, L.P. III, all of which Mr. Gruverman is a principal.
(8) Includes an aggregate of 58,142 shares of Common Stock issuable upon exercise of a like member of options.
(9) Includes an aggregate of 486,247 shares of Common Stock issuable upon exercise of a like number of options.
(10) Includes an aggregate of 75,000 shares of Common Stock issuable upon exercise of a like number of options.
(11) Includes an aggregate of 175,000 shares of Common Stock issuable upon exercise of a like number of options.

PROPOSAL 1

                              ELECTION OF DIRECTORS

     Pursuant to Section 2 of Article III of the Company's By-Laws, as amended, the Board of Directors is divided into three classes, each of which is to be elected for three-year terms. The Company's Board of Directors currently has five (5) Directors, two (2) of which are to be elected as Class C Directors at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, for a three-year term and until their successors are duly elected and qualified. The two Class C nominees (the "Nominees") are Gerald T. Owens and Byron A. Denenberg, who have served as Directors since 1987 and 1995, respectively. Of the remaining three (3) members of the Board of Directors, one (1) was elected in May 1996 and two (2) were elected in June of 1997 for their respective staggered terms with the ending date of their terms of office set forth below.

     It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the two (2) Nominees named below, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the two
(2) Nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

     Management has no reason to believe that any of the Nominees will not be a candidate or will be unable to serve. However, in the event that any of the Nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

     The following persons are currently serving as Directors of the Company for their respective staggered terms, with the ending date of their terms of directorship set forth below, including Messrs. Owens and Denenberg who are nominees for re-election for a new three-year term.


Name                    Age              Position                   Term
-------------------     ---     ----------------------------     ----------
Geoffrey F. Hewitt      55      President, Chief Executive        May 2000
                                Officer and Class A Director

Walter Haemmerli        68      Class B Director                  May 1999

Gerald T. Owens         71      Class C Director                  July 1998

Irwin J. Gruverman      64      Class A Director                  May 2000

Byron A. Denenberg      63      Class C Director                  July 1998


The names, ages and respective positions of the Executive Officers and Directors of FCI Environmental, Inc. ("Environmental"), a wholly-owned subsidiary of the Company, are as follows:


Name                    Age              Position
-------------------     ---     ----------------------------
Geoffrey F. Hewitt      55      Chairman of the Board of Directors, Chief
                                Executive Officer and Director

Thomas A. Collins       51      President and Director

                                      -4-

Melvin W. Pelley        53      Chief Financial Officer and Secretary of
                                the Company and Chief Financial Officer,
                                Secretary and Director


     GEOFFREY F. HEWITT has served as Chairman of the Board of Directors since November 14, 1997 and as President and Chief Executive Officer of the Company, as well as Chief Executive Officer of FCI Environmental since August 1995. Mr. Hewitt was appointed as a Director of the Company on September 11, 1996. He has also served as a Director of FCI Environmental since April 1994 and as its President from April 1994 to November 1996. He served as Chief Operating Officer of FCI Environmental from April 1994 to August 1995. Prior thereto, from 1977 until March 1994, Mr. Hewitt served as Vice President of worldwide sales and marketing for H.N.U. Systems, Inc., a manufacturer of environmental and material analysis instrumentation.

     WALTER HAEMMERLI has served as a Director of the Company since February 1990. Mr. Haemmerli has been the Chief Executive Officer since 1978 of Manport AG, Zurich, Switzerland, an investment management company owned by him. Mr. Haemmerli was employed by Union Bank of Switzerland, Geneva, Basel and Zurich from 1960 to 1978, holding the position of Vice President from 1970. Mr. Haemmerli serves on the Board of Directors and is Vice-Chairman of Privatbank Vermag AG, Chur, Switzerland, and is a Member of the Board of Directors for American Cold Storage, Inc., Louisville, Kentucky.

     GERALD T. OWENS has served as a Director of the Company since December 1987. Mr. Owens served with Mobil Oil from 1962 to 1983 when he retired. At retirement, he was President of Mobil Sales and Supply Corporation, a wholly-owned subsidiary of Mobil Oil, and he was a Vice President of Mobil Oil. From 1951 to 1961, Mr. Owens practiced law with the law firm of Andrews and Kurth in Houston, Texas. Mr. Owens received an L.L.B. degree from the University of Texas in 1950 and a B.A. degree in history in 1948 from the University of Texas. He serves as Chairman of the Board of Trustees for the Kenny Stout Memorial Golf Foundation, and as a member of the Board of Trustees for the Monterey Institute of International Studies.

     IRWIN J. GRUVERMAN has served as a Director of the Company since May 1994. Since 1990, Mr. Gruverman has served as the General Partner for G&G Diagnostics Funds, a venture capital business, and in 1982 founded and currently serves as Chairman of the Board of Directors and Chief Executive Officer of Microfluidics Corporation, an equipment manufacturer and process research and development company.

     BYRON A. DENENBERG has served as a Director of the Company since August 1995. Mr. Denenberg has been a private investor since 1991. Mr. Denenberg was co-founder in 1969 of MDA Scientific, Inc. ("MDA"), a manufacturer and marketer of toxic gas monitoring systems, where he was CEO from inception until 1991. MDA was purchased by Zwellweger Uster AG in 1988. Mr. Denenberg received a B.S. degree in Mechanical Engineering from Bucknell University, Lewisburg, Pennsylvania. He currently serves as a Director of RCT Systems, Inc., MST Measurement Systems, Inc., FPM Analytics, Inc., and Microsensor Technologies, GmbH.

     MELVIN W. PELLEY has been the Chief Financial Officer and Secretary of the Company since April 1994 and has been Chief Financial Officer and Secretary of FCI Environmental since June 1993. Prior thereto, from 1988 he was Vice President of Finance and Administration of Acoustic Imaging Technologies Corporation, Phoenix, Arizona, a manufacturer of diagnostic ultrasound medical equipment. From 1983 to 1988 he was Director of Costs, Financial Planning and Analysis of Advanced Technology Laboratories, Inc., Bothell, Washington, which manufactures and markets real-time ultrasound medical equipment. From 1977 to 1983, Mr. Pelley was Chief Financial and Administrative Officer for Advanced Diagnostic Research Corporation, Tempe, Arizona, a designer, manufacturer and marketer of diagnostic ultrasound medical equipment.

     THOMAS A. COLLINS has served as President of FCI Environmental since November 1996 and as Vice President of International Marketing and Product Development from March 1996 to November 1996. Prior thereto, from 1992 he was Director of International Sales and Product Marketing of Arizona Instrument Corporation, a manufacturer of environmental and control instrumentation; from 1990 to 1992 he was Director of Marketing of Wayne Division, Dresser Industries, Inc., a manufacturer of dispensing equipment for the gasoline industry; from 1986 to 1989 he was Manager of Domestic Retail Marketing for Diebold, Inc., a manufacturer of transaction terminals in the petroleum retailing market; and from 1968 to 1986 he held marketing and engineering positions at ARCO Petroleum Products Co.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     Officers serve at the discretion of the Board of Directors. All Directors hold office until the expiration of their terms and the election and qualification of their successors. The Company's Board of Directors is divided into three classes of approximately equal size with the members of each class elected, after an initial phase-in-period, to three-year terms expiring in consecutive years. Mr. Haemmerli was elected to a three-year term as Director at the Company's May 1996 Annual Meeting of Stockholders, and Mr. Owens was elected to a three-year term as Director at the Company's May 1995 Annual Meeting of tockholders. Mr. Gruverman was appointed to the Board of Directors in May 1994; Mr. Denenberg was appointed to the Board of Directors in August 1995; and Mr. Hewitt was appointed to the Board of Directors in September 1996.

     In January 1993, the Company established a Stock Option Committee. The Stock Option Committee is responsible for the granting of stock options under the Company's Stock Option Plans and during the fiscal year ended September 30, 1997 (the "Fiscal 1997") the Stock Option Committee met two times. The Company also established a Compensation Review Committee, which is responsible for reviewing the compensation of the Company's executives and employees. The Compensation Review Committee met two times during Fiscal 1997. In August 1995, Mr. Owens and Mr. Haemmerli were appointed to a single Compensation Review and Stock Option Committee. Also, in August 1995, Mr. Owens was appointed to a newly established Audit Committee and Mr. Gruverman was appointed to the Audit Committee in November 1997. The Audit Committee is responsible for recommending the independent public accountants to serve as the Company's auditors, reviewing and considering the actions of management in matters relating to audit functions, reviewing with such accountants the scope and results of their audit engagement, reviewing the financial statements and information included in the Company's filings with the Securities and Exchange Commission, reviewing the Company's system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations. The Audit Committee met six times in Fiscal 1997. The Board of Directors did not have a standing nomination committee or committee performing similar functions during Fiscal 1997.

     The Company held three meetings of the Board of Directors during Fiscal 1997 and conducted other business by unanimous written consent. Each member of the Board of Directors (at the time of such meeting) attended all of the meetings either in person or telephonically.

EXECUTIVE COMPENSATION

     The compensation paid and/or accrued to each of the Executive Officers of the Company and its subsidiaries and of all executive officers as a group, whose annual compensation exceeds $100,000, for services rendered to the Company during the three fiscal years ended September 30, 1997, was as follows:

(a)  SUMMARY COMPENSATION TABLE


                                                                                 Long-Term Compensation
                                                                       -------------------------------------------
                                        Annual Compensation                       Awards                Payouts
                                -------------------------------------  ---------------------------  --------------
                                                           Other       Restricted    Securities       Long-Term          All
  Name of Individual    Fiscal                            Annual         Stock       Underlying     Incentive Plan      Other
and Principal Position   Year   Salary($)   Bonus($)  Compensation($)   Awards($)  Options/SARs(#)    Payouts($)    Compensation($)
----------------------  ------ -----------  --------  ---------------  ----------  ---------------  --------------  ---------------
Geoffrey F. Hewitt       1997  $205,000(1)    $ -         $ -              -           125,000          $ -              $ -
President and CEO of     1996  $195,768       $ -         $ -              -           100,000          $ -              $ -
FiberChem, Inc. and      1995  $177,596       $ -         $ -              -            75,000          $ -              $ -
CEO of FCI
Environmental, Inc.

Dale W. Conrad           1997  $   -          $ -         $ 2,709(2)                    25,000          $ -              $ -
Chairman of the Board    1996  $ 18,730       $ -         $13,594(2)       -            35,000          $ -              $ -
of FCI Environmental,    1995  $112,535       $ -         $ -              -            60,000          $ -              $ -
Inc.(3)

Melvin W. Pelley         1997  $136,708(4)    $ -         $ -              -            75,000          $ -              $ -
Chief Financial Officer  1996  $126,461       $ -         $ -              -            50,000          $ -              $ -
of FiberChem, Inc. and   1995  $113,346       $ -         $ -              -            25,000          $ -              $ -
of FCI Environmental,
Inc.

Thomas A. Collins        1997  $129,708(5)    $ -         $ -              -            75,000          $ -              $ -
President of             1996  $ 70,192       $ -         $ -              -           100,000          $ -              $ -
FCI Environmental, Inc.  1995                 $ -         $ -              -                            $ -              $ -


---------------
(1) Includes $14,808 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997. Payment has been deferred until after January 1, 1998 at the Company's discretion. From June 15, 1997 through June 19, 1998, a total of $55,000 has been deferred.
(2) Consulting fees of $2,709 paid during Fiscal 1997; Directors' compensation of $11,194 and consulting fees of $2,400 paid during Fiscal 1996. Amounts earned are net of applicable taxes, and reduced the Promissory notes issued by Mr. Conrad to the Company for the exercise of options.
(3)  Mr. Conrad resigned from all positions with the Company on April 8, 1998.
(4) Includes $8,615 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997. Payment has been deferred until after January 1, 1998 at the Company's discretion. From June 15, 1997 through June 19, 1998, a total of $32,000 has been deferred.
(5) Hired March 1, 1996 as Vice President of International Marketing and Product Development; President of FCI Environmental since November 1996. Includes $6,730 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997. Payment has been deferred until after January 1, 1998 at the Company's discretion. From June 15, 1997 through June 19, 1998, a total of $25,000 has been deferred.

(b)  OPTION/SAR GRANTS IN LAST FISCAL YEAR


                      Number of
                     Securities     Percent of Total
                     Underlying   Options/SARs Granted    Exercise
                    Options/SARs      to Employees         or Base          Expiration
Name of Individual    Granted        In Fiscal Year     Price($/Share)         Date
------------------  ------------  --------------------  --------------  ------------------
Geoffrey F. Hewitt   125,000(3)          27.8%              $1.00       September 12, 2007
Dale W. Conrad        25,000(4)           5.6%              $0.22          May, 29, 2007
Melvin W. Pelley      75,000(3)          16.7%              $0.25       September 12, 2007
David R. LeBlanc        --                --                $ --
Thomas A. Collins     75,000(3)          16.7%              $0.25       September 12, 2007


(c) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES


                                                   Number of Securities       Value of Unexercised
                                                  Underlying Unexercised           In-The-Money
                        Shares                         Options/SARs                Options/SARs
                     Acquired on      Value        at Fiscal Year End (#)     at Fiscal Year End ($)
Name of Individual   Exercise (#)  Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
------------------  -------------  ------------  -------------------------  -------------------------
Geoffrey F. Hewitt      18,961     $(3,262)(1)         486,247 / 0             $(255,740) (2) / $0
Dale W. Conrad            --       $   -               120,000 / 0             $ (20,781) (2) / $0
Melvin W. Pelley        74,712     $(9,068)(1)          75,000 / 0             $  (2,344) (2) / $0
David R. LeBlanc             0     $     0              98,350 / 0             $ (21,514) (2) / $0
Thomas A. Collins            0     $     0             175,000 / 0             $ (69,531) (2) / $0


(1) Certain options were exercised at exercise prices which exceeded fair market value at the time of exercise, resulting in negative "Value Realized."
(2) The options' exercise price exceeded their fair market value as of September 30, 1997, resulting in negative "Value of Unexercised In-The-Money Options."
(3) Exercisable from the date of grant on September 12, 1997 until September 12, 2007 at $0.25 per share.
(4) Exercisable from the date of grant on May 29, 1997 until May 29, 2007 at $0.22 per share.

(d)  LONG-TERM INCENTIVE PLANS

     Effective January 1, 1994, the Company implemented an Internal Revenue Code Section 401(k) Profit Sharing Plan (the "Plan"). The Plan provides for voluntary contributions by employees into the Plan subject to the limitations imposed by Internal Revenue Code Section 401(k). The Company will match employee contributions at a rate of 50% of the employee's contribution up to a maximum of 2% of the employee's compensation. The Company matching funds are determined at the discretion of management and are subject to a five-year vesting schedule from the date of original employment.

(e)  DIRECTORS COMPENSATION

     In September 1996, the existing base compensation fee of $10,000 per year for non-management directors was eliminated, replaced by the granting of options to purchase 25,000 shares of Common Stock of the Company. Fees for attendance at Board meetings, was suspended. Fees for service as Chairman and fees for committee service were also eliminated and replaced by the granting of options to purchase from 4,000 to 12,500 shares of Common Stock of the Company.

     On May 29, 1997, the Company granted to each of its six non-management Directors options to purchase 25,000 shares of Common Stock at $0.22 per share, which was the market value of the Common Stock on that date. In addition, the Company granted options to purchase an aggregate of 36,500 shares of the Common Stock to three of its non-management directors for service as Chairman (12,500 shares) and members of its Audit Committee (8,000 shares to each of its two members) and Compensation and Stock Options Committee (4,000 shares to each of its two members).

(f)  EMPLOYMENT CONTRACTS

     Geoffrey F. Hewitt serves under an employment agreement with the Company, effective October 1, 1997. Mr. Hewitt is currently compensated at a rate of $205,000 per annum and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 27% (or $55,000) of Mr. Hewitt's salary has been deferred. Payment of the earned but unpaid amount is at the discretion of the Company and is expected to be paid when the Company's financial position allows.

     Melvin W. Pelley serves under an employment agreement with the Company, effective October 1, 1997. Mr. Pelley is currently compensated at a rate of $132,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 24% (or $32,000) of Mr. Pelley's salary has been deferred. Payment of the earned but unpaid amount is at the discretion of the Company and is expected to be paid when the Company's financial position allows.

     Thomas A. Collins serves under an employment agreement with the Company, effective October 1, 1997. Mr. Collins is currently compensated at a rate of $125,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 20% (or $25,000) of Mr. Collins' salary has been deferred. Payment of the earned but unpaid amount is at the discretion of the Company and is expected to be paid when the Company's financial position allows.

     David R. LeBlanc served until October 5, 1996 under an employment agreement with FCI Environmental, effective July 18, 1994. Mr. LeBlanc was compensated at a rate of $125,000 per annum and was entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract was terminable without cause with 90 days notice.

(g)  CONSULTING AGREEMENTS

     In August 1995, the Company entered into an agreement with Dale W. Conrad to provide consulting services to the Company on an as requested basis at an hourly rate. The services include advice and assistance in technical, operational, and administrative matters. During Fiscal 1997, the Company paid Mr. Conrad $2,709 under this agreement, all of which was applied to promissory notes, the exercise of stock options and payment for group insurance benefits paid by the Company. The agreement is terminable by either party upon written notice. On April 8, 1998, Mr. Conrad resigned as a director of the Company and this Agreement was terminated.

     On February 14, 1996, the Company entered into an agreement, superseding earlier verbal and letter agreements, with European Capital Advisors, Ltd. ("ECA") pursuant to which ECA would be compensated for marketing strategy and business and financial planning services for the Company. In consideration for these services, ECA was paid $30,000 in cash and was granted warrants to purchase 75,000 shares of Common Stock of the Company at $0.90 per share, exercisable until February 13, 2001.

(h)  STOCK OPTIONS

     Primarily in order to provide a means to raise additional cash through existing outstanding options, warrants and promissory notes receivable, on April 4, 1997, the per share exercise price of all employee stock options, all Unit and other Warrants (except Class D Warrants) were decreased as follows: to $0.32 from April 4 through April 11, 1997, and thereafter adjusted weekly to the average closing bid price for the five prior trading days less a discount of 10% (but never to a price less than $0.30) through May 16, 1997, when the prices reverted to the original prices. As a result, the Company received $39,943 from the exercise of 131,453 options at prices ranging from $0.30 to $0.32 per share. Effective April 17, 1997 the per share exercise price of Class D Warrants was decreased to $0.30 through May 16, 1997 when the exercise price reverted to its prior $1.10 per share. As a result, the Company received approximately $30,954 from the exercise of 103,179 Class D Warrants at $0.30 per share.

     As of April 4, 1997 an aggregate of $277,916 had been paid on the promissory notes receivable (issued in 1994 for the early exercise of stock options), an aggregate of $47,999 of interest had been paid, and an additional $248,212 of interest had been accrued (through December 31, 1996) but remained unpaid.

     In conjunction with the temporary reduction of the exercise prices of the options and warrants effective April 4, 1997 and Class D Warrants effective April 17, 1997, as described above, the remaining unpaid principal on the promissory notes could be fully paid in an amount determined by multiplying the unpaid balance by a fraction, the numerator of which was the revised exercise price, and the denominator of which was $1.50 (the original exercise price). If the unpaid principal was not so paid by May 16, 1997 the underlying collateral shares would be forfeited and all unpaid principal and accrued interest would be extinguished.

     As a result, the Company received $160,875 in payment for 520,252 escrowed shares at prices ranging from $0.30 to $0.32 per share, which amount liquidated $780,379 of original note principal. The remaining $756,804 of unpaid note principal was extinguished and the underlying collateral of 504,535 shares were forfeited to the Company and immediately canceled, thereby reducing the total number of shares outstanding. Unpaid accrued interest receivable aggregating $248,212 was expensed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Executive Compensation - Stock Options; Employment Agreements; and Consulting Agreements" for information concerning stock options granted and employment and consulting agreements entered into during Fiscal 1996 and Fiscal 1997 with officers and Directors of the Company.

     The Company entered into an agreement effective June 30, 1992, to sell its wholly-owned subsidiary, AgriBioTech, Inc. ("ABT"), to the Company's former President, its former Vice-President, its former Chairman of the Board and a fourth individual (collectively, the "Purchaser"). The Purchaser agreed to purchase all of the issued and outstanding shares of common stock of ABT, which were all owned by the Company, for the approximate book value of ABT. The net sales price of $425,559 was payable in four equal installments of principal plus interest at a rate of 8% per annum, commencing on July 1, 1993 and annually thereafter until paid in full. As of September 30, 1996, the entire principal and accrued interest had been paid in full.

     In March 1994, the Company's Board of Directors approved a plan by which employees and directors of the Company and its subsidiaries would be given an opportunity to exercise stock options eligible under the Company's early incentive plan through the execution of promissory notes. As of March 15, 1994, the Company received promissory notes aggregating $1,815,099 for the exercise of 1,210,066 stock options. The promissory notes bear interest at 5% per annum until September 15, 1994, and at 7% per annum thereafter, and were initially due on September 15, 1995. On April 7, 1995, the Board of Directors extended the due date of the notes to March 15, 1998. As of April 4, 1997 an aggregate of $277,916 of principal had been paid on these notes, an aggregate of $47,999 of interest had been paid, and an additional $248,212 of interest had been accrued (through December 31, 1996) but remained unpaid.

     In conjunction with the temporary reduction of the exercise prices of the options and warrants effective April 4, 1997 and Class D Warrants effective April 17, 1997, as described above, the remaining unpaid principal on the promissory notes could be fully paid in an amount determined by multiplying the unpaid balance by a fraction, the numerator of which was the revised exercise price, and the denominator of which was $1.50 (the original exercise price). If the unpaid principal was not so paid by May 16, 1997 the underlying collateral shares would be forfeited and all unpaid principal and accrued interest would be extinguished. The Company did not want to penalize its employees and directors by requiring payment of the promissory notes. The Company believes that it must provide an incentive when it is compensating employees and directors for services rendered to the Company in the form of non-cash compensation.

     As a result, the Company received $160,875 in payment for 520,252 escrowed shares at prices ranging from $0.30 to $0.32 per share, which amount liquidated $780,379 of original note principal. The remaining $756,804 of unpaid note principal was extinguished and the underlying collateral of 504,535 shares were forfeited to the Company and immediately canceled, thereby reducing the total number of shares outstanding. Unpaid accrued interest receivable aggregating $248,212 was expensed.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during the time period from October 1, 1996 to September 30, 1997, all filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with.

PROPOSAL 2

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO AUTHORIZE, IF NECESSARY, A REVERSE STOCK SPLIT OF NOT MORE THAN ONE-FOR-FIFTY.

GENERAL

     The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to authorize, if necessary, a reverse stock split of not more than one-for-fifty of the presently issued and outstanding shares of the Company's Common Stock (the "Reverse Split"), by changing each of up to fifty issued and outstanding shares of Common Stock into one issued and outstanding share of Common Stock, (i) to increase the marketability and liquidity of the Company's Common Stock by attracting an increased number of market makers and a wider following (Many investment banking firms are prohibited from trading securities of issuers that trade below $3.00 per share although they are traded on Nasdaq.), and (ii) to reduce the Company's stated capital $.0001 for each share of Common Stock changed into up to one-fiftieth share of Common Stock as a result of the Reverse Split.

REASONS FOR THE REVERSE SPLIT

     The Company's shares of Common Stock are quoted on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Until February 25, 1998, the Common Stock was listed on the NASDAQ Small Cap Market. The Company believes that it may be advantageous to apply for a new listing on the NASDAQ Small Cap Market. Requirements for a new listing on the NASDAQ SmallCap Market include a minimum bid price of $4.00 per share. In order to increase the marketability and liquidity of the Company's Common Stock by attracting an increased number of market members and a wider following the Company has authorized the Reverse

Stock Split. Many investment banking firms are prohibited from trading securities of issuers that trade on the OTC Bulletin Board and many are also prohibited from trading securities below $3.00 per share. In connection with any determination by the Board of Directors to such effect, the Board will also in its discretion, determine the ratio of the Reverse Split based on prevailing market conditions, the likely effect on the market price of the Common Stock, and other relevant factors.

EXCHANGE OF SHARES

     If the Shareholders approve the Reverse Split and it is determined by the Board of Directors that the Reverse Split is necessary, upon the filing of the following amendment to the Company's Certificate of Incorporation with the Secretary of State of Delaware, the Reverse Split will be deemed effective. The Reverse Split will be formally implemented by amending the present Article Fourth of the Company's Certificate of Incorporation as amended, to add the following Section C:

     Fourth: (c) Effective as of 5:00 p.m., Pacific time, on (_____________________), 1998, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-fifty without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares shall be increased to the next higher whole number of share.

     Following the effectiveness of the amendment, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the Shareholders, to represent 1/50 of the number of shares of Common Stock after the Reverse Split (the "New Shares"). After the Reverse Split becomes effective, Shareholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to 1/50 of the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible by 50).

     If Proposal 2 is approved by the shareholders and determined by the Board of Directors that the Reverse Split is necessary, the Reverse Split will become effective upon filing a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware. If the Reverse Split is not deemed necessary by the Board of Directors on or prior to the next Annual Meeting of Shareholders, the Board shall have no further right to effect the Reverse Split.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT AND THE ADDITIONAL REVERSE SPLIT

     Shareholders have no right under the Delaware General Corporation Law (the "DGCL") or under the Company's Certificate of Incorporation or Bylaws to dissent from the Reverse Split or to dissent from the rounding to the nearest whole share of any fractional share resulting from the Reverse Split in lieu of issuing fractional shares.

     The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. The number of issued and outstanding shares of Common Stock of the Company on June 18, 1998, was 26,014,707 and the number of issued and outstanding shares of Preferred Stock was 218,998. The Company's stated capital was approximately $2,821. Based upon these figures, the aggregate number of shares of Common Stock and Preferred Stock that will be issued and outstanding if the Reverse Split is effected on a one-for-fifty basis will be approximately 520,294 and 218,998, respectively, and the stated capital will be approximately $2,821. Although the authorized shares of Preferred Stock will not be affected by the Reverse Split, the number of shares of Common Stock issuable upon conversion of the Preferred Stock will be adjusted in the same proportion.

     The Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     There can be no assurance that any or all of the foregoing effects will occur. In particular, there can be no guarantee that the market price for each New Share after the Reverse Split will be its sum multiple of the market price (per Old Share) before the Reverse Split and the number of shares of Common Stock charged for one share of Common Stock, or that such price will either exceed or remain in excess of the current market price. Furthermore, there can be no assurance that the market for shares of Common Stock will be improved or that the Common Stock will be listed on the NASDAQ/SmallCap or any other market. The Board of Directors cannot predict what effect the Reverse Split will have on the market for or the market price of the Common Stock.

DILUTION

     The Company has suffered recurring losses from operations. The Company may issue additional shares of its Common Stock on an ongoing basis in order to satisfy all or a portion of its need for cash. If and to the extent that the Company issues additional shares of Common Stock, either prior or subsequent to the implementation of the Reverse Split, each Shareholder's percentage ownership interest in the Company and proportional voting power will be proportionately reduced.

     The Company has previously issued, and has outstanding, various options, warrants, and rights to purchase an aggregate of approximately 20,917,217 shares of Common Stock as of June 19, 1998. In addition, the Company has filed for the registration of 8,960,337 units (each unit consisting of one share of Common Stock and one Class E Common Stock Purchase Warrant and the Common Stock underlying the Class E Warrant) for a total of 17,920,647 shares of Common Stock to be registered in a rights offering (the "Rights Offering"). Each existing Common Stockholder will receive one right to purchase one Unit for every four Shares of Common Stock owned by them on the record date. Each Unit is purchasable for $.22 and each underlying Warrant is exercisable at $.22 per warrant for one additional share. Each holder of outstanding Preferred Stock or Warrants will receive one right to purchase one Unit for every four Shares of Common Stock issuable upon conversion of the Preferred Stock or exercise of Warrants. If Proposal 2 is approved, in general, both the exercise price and the number of shares subject to each such option, warrant and right will be affected by the Reverse Split.

     The Company has previously issued and has outstanding Convertible Preferred Stock and Convertible Notes currently convertible into approximately 6,113,256 shares of Common Stock. If Proposal 2 is approved, in general, both the conversion price and the number of shares subject to such Preferred Stock and Convertible Notes will be affected by the Reverse Split.

     As a result, if the Reverse Split is implemented, it is possible that the holders of all or a substantial number of the outstanding options, warrants, rights, Preferred Stock and Convertible Notes to purchase or convert to shares of the Company's Common Stock will determine that it is not in their best interests to exercise or convert such options, warrants, rights, stock or notes. If and to the extent that such is the case, each Shareholder's percentage ownership interest in the Company and proportional voting power will not be proportionately maintained as the result of the exercise of such outstanding options, warrants, and rights.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

     The exchange of Old Shares of Common Stock for New Shares of Common Stock will not result in recognition of gain or loss. The holding period for the New Shares will include the Shareholder's holding period for the Old Shares exchanged therefor, provided that the Old Shares were held as a capital asset. The adjusted basis of the New Shares will be the same as the adjusted basis of the Old Shares exchanged therefor.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES YOU TO VOTE "FOR"
   THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN
                          THE FOREGOING PROPOSAL 2.

PROPOSAL 3

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK.

     At the Annual Meeting, Stockholders will be asked to ratify an amendment to the Company's Certificate of Incorporation (the "Certificate") proposed by resolution of the Board of Directors which would increase the number of authorized shares of Common Stock by one hundred (100) million shares of common stock.

     The Company's authorized capital stock currently consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date, 26,014,707 shares of Common Stock were outstanding, 2,116,556 shares were issuable under the 1994 and 1995 Employee Option Plans, 1,895,175 shares were issuable upon exercise of Class D Warrants, 3,333,333 shares were issuable upon exercise of the May 1996 Unit Warrants; 3,923,456 shares were issuable upon the conversion of 8% Senior Convertible Notes and 2,048,153 shares were issuable upon the exercise of certain Placement Agent and other warrants. Also, as of the Record Date, 218,980 shares of Preferred Stock were issued and outstanding, convertible into 2,189,980 shares of Common Stock and the Registration Statement for the Rights Offering has been filed with the Securities and Exchange Commission concerning an aggregate of 17,920,647 shares of Common Stock issuable upon full exercise of the Rights to be offered by the Company. If all options and warrants currently outstanding were exercised, and if all Preferred Stock and Senior Convertible Notes were converted to Common Stock, and if all Rights are exercised and all Warrants are exercised, the Company would exceed its authorized common shares of 50,000,000 by 9,442,034 shares; and if additional options already authorized were granted and exercised, would exceed its authorized common shares by an additional 1,125,000 shares. The Common Stock has no preemptive or other subscription rights.

     The additional shares of Common Stock proposed to be authorized would be available and provide to the Board of Directors flexibility to meet future business developments and capital requirements, including, but not limited to, providing for issuance in connection with the pending Rights Offering, other financings and acquisition opportunities and for stock dividends or splits should the Board decide that it would be desirable, in light of market conditions then prevailing, taking advantage or propitious market conditions, to broaden the public ownership of, and to enhance the market for, the Common Stock. From its inception the Company has focused on regulated markets primarily under the jurisdiction of various national, state and local environmental agencies. The political climate has since changed, and certain federally driven programs have been delayed or de-emphasized.

     The Board of Directors has charged the Company's Management with reducing the Company's dependence on regulated markets by identifying and pursuing opportunities in non-regulated, economically driven marketplaces. This can be achieved either by internal development and growth, or by acquisition or merger. The Company believes that its technology, and especially its Sensor-on-a-Chip technology, has potential applications in a number of such areas including for example the health and safety marketplace. A lack of resources currently limits the Company to its existing markets. The Company's goal is to expand such commercial opportunities as rapidly as possible until it is no longer dependent on regulated markets for the majority of its business. The Company believes that opportunities may arise for a synergistic merger or acquisition, or mergers and acquisitions, which would be enhanced by the fact that additional shares had been authorized for such purposes by the stockholders. If approved by the stockholders, the Company intends to undertake an aggressive review of opportunities that may exist to enhance both the technical as well as commercial potentials of the technology, in areas that have already been commercialized, as well as in areas for future potential commercialization.

     To the extent required by Delaware law, stockholder approval will be solicited in the event shares of stock are to be issued in connection with a merger or acquisition. Additional shares would also be available for issuance for these and other purposes, which include employee benefit programs, at the discretion of the Board of Directors of the Company, without the delays and expenses ordinarily attendant upon obtaining further stockholder approval. In general, the additional authorized shares may be issued by the Board of Directors for such purposes without stockholder approval. The issuance of such shares would dilute the voting power and, in many cases, the liquidation value of the outstanding shares.

     The affirmative vote of the majority of shares represented and entitled to vote at the Annual Meeting is required to ratify the amendment to the Certificate.

     The proposed Amendment to the Certificate is as follows:

     "FOURTH: (a) The Corporation is authorized to issue 160,000,000 shares, consisting of 150,000,000 shares of common stock, $.0001 par value ("Common Stock"), and 10,000,000 shares of preferred stock, $.001 par value ("Preferred Stock")..."

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES YOU TO VOTE "FOR"
   THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION IN
                          THE FOREGOING PROPOSAL 3.

PROPOSAL 4

                 RATIFICATION OF THE APPOINTMENT OF AUDITORS

     On January 24, 1997, KPMG Peat Marwick LLP (the "Former Accountant") resigned as the Company's principal accountants.

     The Former Accountant did not state any reason for resigning in its resignation letter to the Company. However, in its letter to the Audit Committee and its Material Weakness letter both dated January 10, 1997 and delivered January 23, 1997, the Former Accountant reported "Disagreements with Management" on financial accounting and reporting matters and auditing scope concerning revenue recognition that, if not satisfactorily resolved (which all were) would have caused a modification of their report on the fiscal 1996 consolidated financial statements. The disagreements, aggregating approximately $1,800,000, concerned certain transactions termed "consignments" by the Former Accountant, products warehoused for customers, and a research and development effort, none of which met the requirements for revenue recognition under generally accepted accounting principles.

     The Audit Committee of the Board of Directors met with and discussed the subject matter of the disagreements with the Former Accountant.

     The Former Accountant's report on the consolidated financial statements for the fiscal years ended September 30, 1995 and 1996 contained an explanatory paragraph concerning the Company's ability to continue as a going concern. Management plans in regard to these matters are described in Note 1 to the Consolidated Financial Statements for September 30, 1996. The consolidated financial statements do not include any adjustment that might result from the ultimate outcome of these uncertainties.

     The Company has authorized the Former Accountant to respond fully to inquiries of the successor accountant concerning the subject matter of such disagreements.

     On April 9, 1997, the Board of Directors appointed Goldstein Golub Kessler & Company, P.C., certified public accountants, as the Company's successor accountant and to audit the books of account and other records of the Company for the fiscal year ended September 30, 1997. The Company subsequently retained Goldstein Golub Kessler & Company, P.C. to re-audit the Company's financial statements for the year ended September 30, 1996.

     Representatives of Goldstein Golub Kessler & Company, P.C. are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                   STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF
                   THE APPOINTMENT OF THE COMPANY'S AUDITORS.

OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposal of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

     No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person
(a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's executive offices no later than February __, 1999. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                                       BY ORDER OF THE BOARD OF DIRECTORS


LAS VEGAS, NEVADA                      MELVIN W. PELLEY
JULY __, 1998                          SECRETARY

     Copies of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997, as amended, as filed with the Securities and Exchange Commission, including the financial statements (but without exhibits), can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Melvin W. Pelley, the Company's Secretary, FiberChem, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

                                 FIBERCHEM, INC.
                            1181 Grier Drive, Suite B
                             Las Vegas, Nevada 89119

PROXY

     The undersigned, a holder of Common Stock of FiberChem, Inc. a Delaware corporation (the "Company"), hereby appoints GEOFFREY F. HEWITT and MELVIN W. PELLEY, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on ____ __, 1998 and any adjournments thereof, as follows:

1. The election of two Class C members to the Board of Directors to hold office for a three year term and until their successors are duly elected and qualified, as provided in the Company's Proxy Statement:

[  ] FOR all nominees listed below
[  ] WITHHOLD AUTHORITY to vote for all nominees listed below.
     (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Gerald T. Owens and Byron A. Denenberg

2. The renewal of the proposal to amend the Certificate of Incorporation to authorize, if necessary, a reverse stock split of the Company's Common Stock.

[  ] FOR                       [  ] AGAINST                   [  ] ABSTAIN

3. The adoption of the proposal to amend the Certificate of Incorporation to increase the authorized shares of the Company's Common Stock.

[  ] FOR                       [  ] AGAINST                   [  ] ABSTAIN

4. The ratification of the appointment of Goldstein Golub Kessler & Company, P.C. as the Company's auditors for the fiscal year ending September 30, 1998.

[  ] FOR                       [  ] AGAINST                   [  ] ABSTAIN

5. Upon such other matters as may properly come before the meeting or any adjournments thereof.

     The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2, 3, AND 4; AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated July __, 1998 relating to the Annual Meeting, the 1997 Annual Report to Stockholders, and the Quarterly Report on Form 10-QSB for June 30, 1998.

                                       --------------------------------------

                                       --------------------------------------
                                       Signature(s) of Stockholder(s)

     The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date:                 , 1998
     -----------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 FIBERCHEM, INC.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.